Exhibit 99.1

Mitesco Announces Advisory Board Appointments

March 19, 2024 – Vero Beach, Florida -- (GLOBE NEWSWIRE) -- Mitesco, Inc. (OTC:MITI, “the Company”, www.mitescoinc.com ) today announced that it has appointed three (3) professionals to its recently formed “Advisory Board”. The Board will be comprised of individuals with specific subject matter expertise who may assist the Company in finding and evaluating qualified companies. The Advisory Board is a non-executive board, and its participants shall not be subject to any of the regulations under Section 16 of the Securities Act.

The initial appointments to the Advisory Board are as follows:

With a career in data security, Ms. Kristen Plybon is a cybersecurity professional with a strong background in data privacy with CIPP/US and CIPP/E certifications. She is a licensed attorney with a deep understanding of state, federal, and global data protection laws and regulations. Most recently, she has been an advisor at a national consulting organization focused on key corporate clients including utilities, consumer products, and governmental organizations. She has a J.D. from Emory University in Atlanta, Georgia and an undergraduate degree from Wake Forest University in Winston-Salem, North Carolina.

Joining the team is entrepreneur Nathaniel Wade, specializing in cybersecurity and enterprise IT operations. After leaving the U.S. Marine Corps, Mr. Wade has provided C-Suite and engineering advisement for a number of well-known Fortune 1,000, Department of Defense (DoD), and Federal Civilian (FedCiv) agencies specializing in design and implementation of award-winning cybersecurity programs for public safety, national defense, and intelligence communication systems.

In 2020, Mr. Wade founded Nighthawk Cyber, LLC, a Service-Disabled Veteran-Owned Small Business (SDVOSB) facilities cleared cybersecurity company supporting the DoD, Intelligence, and FedCiv communities. He holds numerous industry cybersecurity certifications and has a master’s degree in cybersecurity from Liberty University, Lynchburg, Virginia, and an undergraduate degree in management information systems (MIS) from Park University, Parkville, Missouri.

Another professional advising the Company with a focus in the consumer products space is Mr. William Thein, a 25-year veteran business leader in the natural food & beverage CPG industry. Experienced as a founder-operator, in-house leadership, consultant/advisor, and investor, Thein has worked in startup, high-growth and Fortune 100 business environments. He has a B.A in law and public policy from the University of California, Berkeley, and attended Le Cordon Bleu in Paris, France, and Hebrew University in Jerusalem, Israel.

He is most recently the Co-founder/CCO of Evermind, a plant-based cognitive beverage start-up, and advisor to Pure Food & Beverage, Inc. marketing clean nutrition CPG products under the FORALL brand name. Other past experience includes: Flow Coffee, acquired by a private group; New Barn Organics acquired by NestFresh; VP Marketing for KeVita, a sparkling probiotic drinks provider acquired by PepsiCo; Advisor for OWYN protein acquired by Clearlake Capital Group and Halen Brands; Head of Marketing for Evolution Fresh juice, acquired by Starbucks, and Director of Marketing for Odwalla, acquired by Coca-Cola.

About Mitesco, Inc.

Mitesco ( www.mitescoinc.com )is seeking to build a growth-oriented company, providing products, services and technology to make accessible, higher quality, and more affordable solutions. The Mitesco team has experience in both start-ups and turnarounds intent on building successful growth situations, using both organic and acquisition growth strategies. Mitesco embraces the belief that when consumers' expectations are exceeded, the business’ performance may do so as well.

Contact:
Mitesco Investor Relations
Jimmy Caplan
jimmycaplan@me.com
512.329.9505

Mitesco Media Relations
Rick Eisenberg
eiscom@msn.com
917-691-8934

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to the expected foreclosure of several of our clinics. Words such as “expects,” “anticipates,” “aims,” “projects,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “assumes,” “may,” “should,” “could,” “would,” “foresees,” “forecasts,” “predicts,” “targets,” “commitments,” and variations of such words and similar expressions are intended to identify such forward-looking statements. We caution you that the foregoing may not include all the forward-looking statements made in this press release.

These forward-looking statements are based on the Company’s current plans, assumptions, beliefs, and expectations. Forward-looking statements are subject to the occurrence of many events outside of the Company’s control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the ability to obtain additional financing; the risk that commenced and threatened litigation may result in material judgments against the Company; and other risks and uncertainties included in the Company’s reports on Forms 10-K, 10-Q, and 8-K and in other filings the Company makes with the Securities and Exchange Commission from time to time, available at www.sec.gov.